UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

The Boston Beer Company, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-14092 (Commission File Number)	04-3284048 (IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA (Address of principal executive offices)	02210 (Zip Code)

Registrant's telephone number, including area code (617) 368-5000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Bonus Opportunities

At its meeting on December 14, 2010, the Compensation Committee of the Company’s Board of Directors approved bonus objectives for the Company’s named executive officers for 2011 and established Company-wide goals (the “Company 2011 Goals”) that apply to certain officers and other employees. The Company 2011 Goals consist of achieving total depletions growth of 8.8% and resource efficiencies and cost savings of at least $7.5 million, while maintaining brand health. Assessment of performance against the objectives listed below is within the purview of the Committee.

Chief Executive Officer

The Committee approved primary 2011 bonus opportunities for Martin F. Roper, the Company’s President and CEO, equal to 80% of salary, based on achieving objectives as set forth below. The Delivered Gross Profit and Margin, the Earnings Per Share and the Processing Cost goals (the ”Financial Goals”) are based on the Company’s current 2011 financial plan which does not include any estimates for the impact of the “Freshest Beer Program” as described in the Company’s earnings release dated November 4, 2010 (the “FBP”). For bonus evaluation purpose, the Financial Goals will be adjusted based on the actual financial impact of the “Freshest Beer Program” in 2011.

TABLE 1 – CEO BONUS OPPORTUNITY = 80% OF BASE SALARY

Objectives to be Achieved by the Company by FY2011 Year-End

Weight

Depletions	Weighted combined depletions and pricing growth* at least 10% and EPS greater than $3.95	10%
	Weighted combined depletions and pricing growth* at least 2% above craft shipments as reported by the Brewers Association, depletions volume greater than 33.7 million case equivalents and EPS greater than $3.95	15%
Delivered Gross Profit	Delivered gross profit of $260 million and delivered gross profit margin of at least 51%, after adjusting for commodity impact from plan levels	20%
Improvement in Processes and Procedures in Sales Force Execution	Systematic improvement in internal processes and procedures relating to the sales force and wholesaler execution in the areas of the Company’s “Sam to Standard” program, seasonal conversion and effective use of draft surveys	10%
Savings Initiatives	Combined savings of $7.5 million from delivered gross margin and SG&A efficiency initiatives	10%
Freshness	FBP successfully implemented for wholesalers covering at least 50% of the Company’s volume	20%
Brand Management	Improve brand management capabilities of organization	15%
TOTAL		100%

* Pricing growth is weighted twice as heavily as depletions growth.

In addition, the Committee approved a further 2011 bonus opportunity for Mr. Roper equal to 80% of his primary 2011 bonus potential (which would equal an incremental 64% of his base salary) tied to achieving certain goals that would require substantial out-performance by the Company against its 2011 financial plan, as set forth below, adjusted based on the actual financial impact of the FBP:

TABLE 2 – CEO “STRETCH” BONUS OPPORTUNITY = 64% OF BASE SALARY

Weight

Objectives to be Achieved by the Company by FY2011 Year-End

(against base bonus opportunity)

Weighted combined depletions and pricing growth* above Brewers Association reported craft beer shipment growth of at least 4%	20%
Weighted combined depletions and pricing growth* above Brewers Association reported craft beer shipment growth of at least 7%	30%
Achieve processing costs of under $2.00 per case equivalent at breweries owned by the Company	30%
TOTAL	80%

* Pricing growth is weighted twice as heavily as depletions growth.

Chairman

The Committee approved 2011 bonus opportunities for C. James Koch, the Company’s Chairman, equal to 100% of salary. Mr. Koch’s objectives for 2011 as a percentage of his bonus opportunities are set forth below. All Financial Goals will be adjusted based on the actual financial impact of the FBP.

TABLE 3 – CHAIRMAN BONUS OPPORTUNITY = 100% OF BASE SALARY

Objectives to be Achieved by the Company or the Chairman by FY2011 Year-End

Weight

Weighted combined depletions and pricing growth* of at least 10% and EPS greater than $3.95	10%
Weighted combined depletions and pricing growth* of at least 2% above craft shipments as reported by the Brewers Association, depletions volume greater than 33.7 million case equivalents and EPS greater than $3.95	30%
Delivered gross profit of $260 million and delivered gross profit margin of at least 51%, after adjusting for commodity impact from plan levels	20%
FBP successfully implemented for wholesalers covering at least 50% of the Company’s volume	20%
Investment of time and resources in craft industry initiatives which support the category and the Company.	20%
TOTAL	100%

* Pricing growth is weighted twice as heavily as depletions growth.

Chief Financial Officer

The Committee approved 2011 bonus opportunities for William F. Urich, the Company’s Treasurer and Chief Financial Officer, equal to 50% of his 2011 base salary, based on achieving objectives as follows:

TABLE 4 – CFO BONUS OPPORTUNITY = 50% OF BASE SALARY

Objectives to be Achieved by the Company or the CFO by FY2011 Year-End

Weight

Company 2011 Goals	The Company meets its Company 2011 Goals	30%*
Resource Efficiency	Deliver $2.5 million of resource efficiency improvements outside of Delivered Gross Margin	15%
	Support the Operations group in indentifying and executing against a 2011 Delivered Gross Margin goal to achieve $5 million of savings/efficiencies by year-end 2012	15%
	Improve Operations/Brewing performance measurements, KPI's and financial reporting. Improve SAP tracking of materials, yields and cost reporting. Support continuous improvement process	5%
Procurement	Identify and execute 2% savings for non-contracted procurement spend and deliver $1.2 million savings Identify and execute $1.5 million of Delivered Gross Margin savings for full year 2012	15%
Sales Force Effectiveness	Identify unplanned pricing opportunities (not including opportunities created by competitive moves) of at least $500,000 Improve data and analysis delivery to Sales	10%
IT	Improve effectiveness, productivity, business impact and efficiency of IT department.	10%
	TOTAL	100%

* 50% payout if depletions grow by at least 6% but less than 8.8%

Vice President of Operations

The Committee approved 2011 bonus opportunities for Thomas W. Lance, the Company’s Vice President of Operations, equal to 50% of his 2011 base salary, based on achieving objectives as follows:

TABLE 5 – VICE PRESIDENT OF OPERATIONS

BONUS OPPORTUNITY = 50% OF BASE SALARY

Objectives to be Achieved by the Company or Mr. Lance by FY2011 Year-End

Weight

Company 2011 Goals	The Company meets its Company 2011 Goals	20%*
Safety & Quality	Reduce Total Incident Rate by 5% through improved employee awareness, safety training and workplace conditions	10%
	Reduce Total Aggregate Score by 5% while assuring quality of shipments	10%

Resource Efficiency	Achieve $5 million in Delivered Gross Margin improvements	10%
Brewery Performance	Improve leadership and continuous improvement process, and install high performance brewery environment to maximize capacities, improve KPI’s, and reduce adjusted brewery cost/case	10%
Freshest Beer Program	FBP successfully implemented for wholesalers covering at least 50% of the Company’s volume	20%
Brewery Culture	Implement employee relations strategy to improve employee- manager-company relations and support a progressive work environment	15%
Capacity	Develop supply chain plans that link to a 3-year supply chain vision and support future growth	5%
	TOTAL	100%

* 50% payout if depletions grow by at least 6% but less than 8.8%

Vice President of Sales

The Committee approved 2011 bonus opportunities for John C. Geist, the Company’s Vice President of Sales, equal to 50% of his 2011 base salary, based on achieving objectives as follows:

TABLE 6 – VICE PRESIDENT OF SALES

BONUS OPPORTUNITY = 50% OF BASE SALARY

Objectives to be Achieved by the Company or Mr. Geist by FY2011 Year-End

Weight

Company 2011 Goals	The Company meets its Company 2011 Goals	30%*
Depletions	Grow Samuel Adams by at least 5.5%	15%
	Grow Twisted Tea by at least 30%	5%
	Grow Samuel Adams share in the craft category based on total IRI	5%
Class of Trade Initiatives	Grow Sam Adams C-Store business by at least 10%	5%
	Grow Twisted Tea C-Store Business by at least 40%	5%
	Grow On-Premise National Accounts by at least 5%	5%
Wholesaler Initiatives	Tracking and measuring achievement of “Sam to Standard” in all core wholesalers, with improvements in accounts to standard by at least 2.5%	5%
	Increase number of independent on-premise accounts that carried all 4 seasonal drafts in 2011over the number that carried all 4 seasonal drafts in 2010 by at least 10%	5%
	Collect draft surveys in at least 90% of core wholesalers and develop target account lists from such surveys	5%
Financial	Obtain net mixed adjusted price increase of at least 1.5%, plus an additional $500,000 in unplanned pricing	7.5%
	Stay within Local Marketing and T&E budgets allocated to all Sales for 2011, as adjusted throughout the year	7.5%
	TOTAL	100%

* 50% payout if depletions grow by at least 6% but less than 8.8%

Other Executive Officer

The Committee also approved the 2011 bonus opportunity for one other executive officer, which opportunity consists of a combination of the Company achieving its Company 2011 goals and the officer achieving his individual goals. The bonus opportunity for such officer equals 50% of his 2011 base salary, with 20% of the bonus opportunity being the achievement by the Company of the Company’s 2011 goals.

Equity Compensation

Contingent Vesting Options

Based on the recommendation of the Compensation Committee, the Board of Directors approved the grant of contingent vesting options for shares of the Company’s Class A Common Stock to certain other executive officers and two senior managers for an aggregate of 13,200 shares, effective January 1, 2011, with an exercise price at the fair market value of such Common Stock on the effective date of the grant.

C. James Koch, the Company’s founder and Chairman, will be granted an option for 5,000 shares and the senior managers will each be granted an option for 1,600 shares. The number of shares as to which these options may become exercisable in any year is dependent upon the Company’s meeting certain 2011 depletions targets, as follows: 50% will be eligible to vest if 2011 depletions are at least 4.0% over 2010 depletions, and 100% will be eligible to vest if 2011 depletions are 8.8% or more over 2010 depletions.

Thomas W. Lance, the Company’s Vice President of Operations, will be granted an option for 5,000 shares. The number of shares as to which this option may become exercisable in any year is dependent upon the Company’s meeting certain 2011 depletions targets, as follows: 50% will be eligible to vest if 50% of the Company’s volume in 2011 is participating in the Freshest Beer Program by the end of 2011; 25% will be eligible to vest if depletions are at least 4.0% or more over 2010 depletions; and 25% will be eligible to vest if 2011 depletions are 8.8% or more over 2010 depletions.

The determination will be made regarding the eligibility for vesting of these options by the Compensation Committee by mid-March 2012. Eligible shares will then vest at the rate of 20% per year over the five-year period commencing January 1, 2011, subject to accelerated vesting in certain specified circumstances. The options will lapse to the extent that the above depletions targets are not met.

Special Long-Term Retention Options

Based on the recommendation of the Compensation Committee, the Board of Directors approved the grant of options for shares of the Company’s Class A Common Stock to three executive officers for an aggregate of 175,000 shares, effective January 1, 2011 with an exercise price at the fair market value of such Common Stock on the effective date of the grant, as follows.

William F. Urich, the Company’s Chief Financial Officer, will be granted an option for 65,000 shares, all of which will vest five years from the effective date of grant.

John C. Geist, the Company’s Vice President of Sales, will be granted an option for 80,000 shares, 60% of which will vest five years from the effective date of grant, with the remaining shares vesting at the rate of 10% each year thereafter.

David A. Grinnell, the Company’s Vice President of Brewing, will be granted an option for 30,000 shares, 60% of which will vest five years from the effective date of grant, with the remaining shares vesting at the rate of 10% each year thereafter.

Each of the above executive officers must be an employee of the Company on the applicable vesting date or the non-vested options will lapse.

Restricted Stock Awards

In addition, upon the recommendation of the Compensation Committee, the Company’s Board of Directors approved an aggregate of $1,685,500 in restricted stock grants to be awarded to senior managers and certain key employees of the Company as of January 1, 2011. The restricted stock will vest over the five-year period commencing January 1, 2011, contingent only on continued employment, such that 20% of the shares will vest on January 1 in each of the years 2012 through 2016, subject to accelerated vesting in certain specified circumstances. No executive officers of the Company will be included in these restricted stock grants.

Approval of Class B Stockholder

All of the bonus opportunities and equity compensation grants to executive officers described above were approved by the sole holder of the Company’s Class B Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc. (Registrant)

Date: December 20, 2010	/s/ Martin F. Roper
Martin F. Roper Chief Executive Officer (Signature)*

*Print name and title of the signing officer under his signature.